Exhibit 10.23
THIRD AMENDMENT TO THE LIMITED PARTNERSHIP AGREEMENT
OF
HALLWOOD ENERGY, L.P.
     This Third Amendment (this “Amendment”) to the Limited Partnership Agreement (the “Partnership Agreement”) of Hallwood Energy, L.P. (the “Partnership”), is executed by Hallwood Energy Management, LLC, a Delaware limited liability company, as General Partner of the Partnership (the “General Partner”), and by the General Partner, on behalf of the Limited Partners on the books and records of the Partnership, pursuant to the power of attorney included in Section 1.8 of the Partnership Agreement.
WITNESSETH:
     WHEREAS, the Limited Partnership Agreement of the Partnership was entered into as of August 23, 2005 under the name of Hallwood Energy 4, L.P.;
     WHEREAS, the Partnership Agreement was amended by the Agreement and Plan of Consolidation dated December 8, 2005 among Hallwood Exploration, L.P., Hallwood Energy II, L.P. and Hallwood Energy 4, L.P. to change the name of the Partnership to Hallwood Energy, L.P. upon the effectiveness of the merger contemplated by that agreement, which occurred on December 31, 2005; and the Partnership Agreement was further amended by that certain Amendment to Limited Partnership Agreement dated as of December 31, 2005;
     WHEREAS, the board of directors of the General Partner deems it to be in the best interest of the Partnership to amend the Partnership Agreement further to allow for the creation and issuance of Class C Partnership Interests (the “Class C Partnership Interests”) of the Partnership; and
     WHEREAS, a vote of the Limited Partners is not required to approve the Amendment and the issuance of the Class C Partnership Interests.
     NOW, THEREFORE, in consideration of the foregoing, the Partnership Agreement is amended as follows:
     1. Definitions. Capitalized terms used in this Amendment that are defined in the Partnership Agreement shall have the same meaning as assigned therein when used in this Amendment, unless otherwise provided herein.
     2. Amendments to the Partnership Agreement.
          A. Article II is hereby amended by adding the following definitions, to be deemed placed in the appropriate alphabetical order:

     "Class C Capital Contributions” means the sum of all contributions to capital made by a Class C Limited Partner with respect to such Class C Limited Partner’s Class C Partnership Interest.
     “Class C Limited Partner” means any Person validly holding a Class C Partnership Interest.
     “Class C Conversion Amount” means the amount of a Class C Limited Partner’s Class C Partnership Interest designated by the Class C Limited Partner to be converted into Class A Partnership Interest pursuant to Section 9.7 (not to exceed the sum of such Class C Limited Partner’s Unpaid Class C Priority Return and Unrecovered Class C Capital Contributions immediately prior to the conversion).
     “Class C Partnership Interest” means all rights and interests of a Class C Limited Partner under this Agreement, including (i) the right of a Class C Limited Partner, expressed as its Percentage Interest, to receive distributions of revenues, allocations of income and loss and distributions of liquidation proceeds in accordance with the terms of this Agreement, and (ii) all management rights, voting rights or rights to consent held by such Limited Partner under this Agreement.
     “Class C Priority Return” means a sum with respect to each Class C Limited Partner equal to sixteen percent (16%) per annum of the average daily balance of such Class C Limited Partner’s Unrecovered Class C Capital Contributions. Such amounts shall be determined on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days in the period for which the Class C Priority Return is being determined, cumulative and compounded monthly, for the period beginning with the Funding Date.
     "Funding Date” means the date on which the Class C Limited Partner receives its Class C Limited Partnership Interest as recorded on the books of the Company.
     "Unpaid Class C Priority Return” means the aggregate cumulative amount of the Class C Priority Return with respect to a Class C Partnership Interest for the current and all prior years less any distributions previously made with respect to the Class C Partnership Interest for the current and all prior years pursuant to Sections 4.2(a) and 4.3(a).
     "Unrecovered Class C Capital Contributions” means the amount, with respect to a Class C Limited Partner, of such Class C Limited Partner’s Class C Capital Contributions less any distributions previously made with respect to such Class C Partnership Interest for the current and all prior years pursuant to Sections 4.2(b) and 4.3(b).
          B. Section 3.1 is hereby amended by deleting paragraph (c) thereof in its entirety and substituting the following in lieu thereof:
     (c) The General Partner may, without any consent or approval of the Limited Partners, from time to time admit Persons as Class B Limited Partners of the Partnership and may issue Class B Partnership Interests in the Partnership, as the General Partner determines to be appropriate, provided that the Percentage Interest of all Class B Partnership Interests shall not exceed twenty percent (20%) of the Percentage Interests of all Class A Limited Partners and

Class B Limited Partners combined that may be awarded to members of the management of the General Partner as an incentive for the formation and operation of the Partnership, plus an additional two percent (2%) of the Percentage Interests of all Class A Limited Partners and Class B Limited Partners combined that may be awarded for other purposes. If the Partnership itself acquires any Class B Partnership Interest in the Partnership pursuant to a purchase right under Article IX or otherwise, (i) the Class A Partnership Interests of the Class A Limited Partners shall be increased, in proportion to their Percentage Interests, by the full amount of the Class B Partnership Interest acquired, (ii) the Class B Partnership Interests of the other Class B Limited Partners shall remain unchanged; and (iii) the percentages attributed to the Class A Limited Partners and the Class B Limited Partners in Sections 4.2(b) and 4.3(b) shall be adjusted as appropriate to reflect new aggregate percentage interests in the Partnership owned by the Class A Limited Partners and the Class B Limited Partners following such acquisition.
          C. Section 3.2 is hereby amended by deleting the section in its entirety and substituting the following in lieu thereof:
     Section 3.2. Capital Contributions. The cash contribution, if applicable, made by each initial Partner for its Partnership Interest as of August 23, 2005 is set forth in Exhibit A. The Class C Capital Contributions made by each Class C Limited Partner receiving a Class C Partnership Interest and the Percentage Interest of each holder of Class C Limited Partner are reflected on the books of the Partnership.
     D. Section 4.2 is hereby amended by deleting the section in its entirety and substituting the following in lieu thereof:
     Section 4.2. Distributions of Available Cash. Subject to the provisions of Sections 4.3, 4.4 and 4.5 below, at such times as the General Partner shall determine in its sole discretion, all Available Cash of the Partnership (if any) shall be distributed among the Partners as follows and in the following order of priority:
     (a) First: 100% to the Partners holding a Class C Partnership Interest in proportion to the balance of each Class C Limited Partner’s Unpaid Class C Priority Return, until the balance of each Class C Limited Partner’s Unpaid Class C Priority Return is reduced to zero;
     (b) Second: 100% to the Partners holding a Class C Partnership Interest in proportion to the balance of each Class C Limited Partner’s Unrecovered Class C Capital Contributions, until the balance of each Class C Limited Partner’s Unrecovered Class C Capital Contributions is reduced to zero;
     (c) Third: 100% to the Partners holding a Class A Partnership Interest and the General Partner, pro rata in accordance with the balances of their respective Unreturned Capital accounts until the balance of each Class A Limited Partner’s and General Partner’s Unreturned Capital account is reduced to zero; and
     (d) Fourth: The balance, if any, to the Partners holding a Class A Partnership Interest, the General Partner, and the Partners holding a Class B Partnership Interest, in proportion to their individual Percentage Interests.

          E. Section 4.3 is hereby amended by deleting the section in its entirety and substituting the following in lieu thereof:
     Section 4.3 Distributions of Net Proceeds from Terminating Capital Transaction. The Net Proceeds of a Terminating Capital Transaction, after payment of all of the Partnership’s debts and liabilities and the expenses of liquidation and/or the establishment of a reasonable reserve for the Partnership’s debts and liabilities (contingent or otherwise), if deemed necessary by the General Partner, and after taking into account all distributions to the Partners during such year pursuant to Section 4.2, shall be distributed among the Partners as follows and in the following order of priority:
     (a) First: 100% to the Partners holding a Class C Partnership Interest in proportion to the balance of each Class C Limited Partner’s Unpaid Class C Priority Return, until the balance of each Class C Limited Partner’s Unpaid Class C Priority Return is reduced to zero;
     (b) Second: 100% to the Partners holding a Class C Partnership Interest in proportion to the balance of each Class C Limited Partner’s Unrecovered Class C Capital Contributions, until the balance of each Class C Limited Partner’s Unrecovered Class C Capital Contributions is reduced to zero;
     (c) Third: 100% to the Partners holding a Class A Partnership Interest and the General Partner, pro rata in accordance with the balances of their respective Unreturned Capital accounts until the balance of each Class A Limited Partner’s and General Partner’s Unreturned Capital account is reduced to zero; and
     (d) Fourth: The balance, if any, to the Partners holding a Class A Partnership Interest, the General Partner, and the Partners holding a Class B Partnership Interest, in proportion to their individual Percentage Interests.
          F. Section 6.5 is hereby amended by deleting the section in its entirety and substituting the following in lieu thereof:
     Section 6.5. Voting Rights of Class B Limited Partners and Class C Limited Partners. Except as required by this Agreement and the Act, neither Class B Limited Partners nor Class C Limited Partners shall have any voting rights.
          G. Article IX is hereby amended by adding the following section in its entirety:
     Section 9.7. Conversion of Class C Partnership Interest into Class A Partnership Interest.
     (a) Upon proper exercise in accordance with the provisions of Section 9.7(c), a Class C Limited Partner may convert all or part of its Class C Partnership Interest to a Class A Partnership Interest in the Partnership under the conversion ratio specified in Section 9.7(b). If a Class C Limited Partner converts all or part of its Class C Partnership Interest to a Class A Partnership Interest, the Class C Conversion Amount shall first reduce the balance of such Class

C Limited Partner’s Unpaid Class C Priority Return, but not below zero, and then shall reduce such Class C Limited Partner’s Unrecovered Class C Capital Contributions, but not below zero.
     (b) The Class C Conversion Amount shall be convertible into a Class A Partnership Interest in the Partnership in the ratio of such Class C Conversion Amount to the sum of (i) the aggregate Capital Contributions of all Partners holding a Class A Partnership Interest at the time of conversion and (ii) such Class C Conversion Amount.
     (c) The conversion of all or part of a Class C Partnership Interest shall occur upon receipt of a notice, in accordance with the provisions of Section 10.1, addressed to the General Partner indicating the Class C Limited Partner’s desire to convert and specifying the Class C Conversion Amount and shall be deemed to be effective on the first day of the month in which the notice is received by the General Partner, if received on or prior to the 15th of such month or the first day of the following month if received after the 15th of such month.
     (d) A Class C Limited Partner may request the conversion of a Class C Partnership Interest to a Class A Partnership Interest at any time and from time to time until the earlier of the following events: (i) the sum of the Class C Limited Partner’s Unpaid Class C Priority Return and Unrecovered Class C Capital Contributions is reduced to zero; (ii) the Partnership is terminated in accordance with Article VIII ; or (iii) December 31, 2055.
          H. Section B.1.6(b) of Article B-I of Exhibit B is hereby amended by deleting the section in its entirety and substituting the following in lieu thereof:
     (b) The Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values (taking Code Section 7701(g) into account), as determined by the General Partner, as of the following times: (A) the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis capital contribution (including a conversion of a Class C Limited Partnership Interest into a Class A Partnership Interest pursuant to Section 9.7 of the Agreement); (B) the distribution by the Partnership to a Partner of more than a de minimis amount of property as consideration for an interest in the Partnership; and (C) the liquidation of the Partnership within the meaning of Treas. Reg. § 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses (A) and (B) above shall be made only if the General Partner reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership.
          I. Section B.2.1 of Article B-II of Exhibit B is hereby amended by deleting the section in its entirety and substituting the following in lieu thereof:
     B.2.1 Profits. After giving effect to the special allocations set forth in Sections B.2.3 and B.2.4 hereof, Profits for any Fiscal Year shall be allocated in the following order and priority:
     (a) Profits for any Fiscal Year shall be allocated among the Partners holding a Class A Partnership Interest, a Class B Partnership Interest and the General Partner so as to reduce, proportionately, the differences between their respective Target Capital Accounts and Partially Adjusted Capital Accounts for such Fiscal Year. No portion of the Profits for any Fiscal Year shall be allocated to a Partner whose Partially Adjusted Capital Account is greater than or equal to its Target Capital Account for such Fiscal Year.
     (b) The amount of income allocated to a Class C Partner for any Fiscal Year shall be treated as a guaranteed payment pursuant to Code Section 707(c) contingent upon one of the following events: (i) distributions of Available Cash, (ii) distributions of Net Proceeds from a Terminating Capital Transaction or (iii) distributions of Net Sale Proceeds from a Partial Sale Transaction, and not exceed the sum of the amounts of cash distributions received by such Class C Partner during such Fiscal Year under Section 4.2(a), Section 4.3(a), and Section 4.5(a).
          J. Section B.2.2 of Article B-II of Exhibit B is hereby amended by deleting subsection (a) in its entirety and substituting the following in lieu thereof:
     (a) Losses for any Fiscal Year shall be allocated among the Partners holding a Class A Partnership Interest, a Class B Partnership Interest and the General Partner so as to reduce, proportionately, the differences between their respective Partially Adjusted Capital Accounts and Target Capital Accounts for such Fiscal Year. No portion of the Losses for any Fiscal Year shall be allocated to Partners holding a Class A Partnership Interest or a Class B Partnership Interest whose Target Capital Account is greater than or equal to its Partially Adjusted Capital Account for such Fiscal Year.
          K. Section B.2.3 of Article B-II of Exhibit B is hereby amended by adding the following subsection (i) in its entirety:
     (i) Upon a Terminating Capital Transaction, any Class C Limited Partner whose Partially Adjusted Capital Account is greater than its Target Capital Account shall be specially allocated items of Partnership deduction or loss for such Fiscal Year equal to the difference between its Target Capital Account and its Partially Adjusted Capital Account for such Fiscal Year. In the event the Partnership has insufficient items of deductions and loss for such Fiscal Year to satisfy the previous sentence with respect to each holders of a Class C Partnership Interest, the General Partner may make other allocations to achieve such result with income, gains or any other distributive share item.
     3. Ratification. Except as specified hereinabove, all other terms of the Partnership Agreement shall remain unchanged and are hereby ratified and confirmed. All references to “this Agreement” or “the Agreement” appearing in the Partnership Agreement, and all references to the Partnership Agreement appearing in any other document or instrument shall be deemed to refer to the Partnership Agreement as amended by this Amendment.

          IN WITNESS WHEREOF, this Amendment has been duly executed by the General Partner on behalf of itself and each Limited Partner on this the 24th day of May, 2007.

GENERAL PARTNER, on behalf of itself and each Limited Partner pursuant to the power of attorney provided in Section 1.8 of the Partnership Agreement.

HALLWOOD ENERGY MANAGEMENT, LLC
By:	/s/ Russell P. Meduna
	Name:	Russell P. Meduna
	Title:	Vice President